DigitalBridge Announces $200 Million Share Repurchase Authorization

Intends to Effectuate Reverse Stock Split in Third Quarter 2022

Boca Raton, FL --July 5, 2022-- DigitalBridge Group, Inc. (NYSE: DBRG) (“DigitalBridge” or “Company”) today announced that its Board of Directors has approved a $200 million share repurchase program, effective immediately, which includes the authorization to repurchase both the Company’s outstanding common and preferred shares.

Marc Ganzi, CEO of DigitalBridge, said, “This share repurchase authorization demonstrates our confidence in the continued demand we are seeing across our digital infrastructure portfolio and the momentum we are experiencing as the partner of choice to institutional investors in our sector. While macro-economic headwinds are impacting a number of sectors, digital infrastructure has proven to be resilient and our conviction in our long-term strategy and business model has never been stronger. We believe this share repurchase program provides us with another tool to create value for our long-term shareholders.”

The Board’s authorization permits DigitalBridge to repurchase its shares through various methods, including open market repurchases, negotiated block transactions, accelerated share repurchases, open market solicitations and Rule 10b5-1 plans. The Company may repurchase common and/or preferred shares from time to time in compliance with SEC regulations and other legal requirements. The extent to which DigitalBridge repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors including market conditions and other corporate considerations as determined by the Company’s management, as well as the Company’s repurchase program limits and its capital plan. The share repurchase program does not obligate DigitalBridge to acquire any particular amount of shares and may be extended, modified, or discontinued at any time.

DigitalBridge today also announced it expects to effectuate a reverse stock split in which one Class A common equity share will be issued in exchange for every four existing Class A common equity shares in the third quarter of 2022. The Company plans to announce the effective date of the reverse stock split at least 10 days prior in accordance with NYSE notification requirements. The reverse stock split is intended to reinforce the completion of the Company’s successful business transformation, more closely align DigitalBridge’s outstanding share count with companies of similar size and scope, and generate additional administrative cost savings, consistent with management’s ongoing initiatives to simplify and rationalize the Company.

About DigitalBridge
DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure investment firm. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including cell towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $47 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. Headquartered in Boca Raton, DigitalBridge has key offices in New York, Los Angeles, London, and Singapore. For more information visit www.digitalbridge.com.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the Company’s ability to purchase shares under the repurchase program, whether the contemplated reverse stock split is effected in the anticipated time frame or at all, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this current report. The Company is under no duty to update any of these forward-looking statements after the date of this release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Investors:
Severin White
Managing Director, Head of Public Investor Relations
(212) 547-2777
severin.white@digitalbridge.com

Media:
Joele Frank, Wilkinson Brimmer Katcher
Jon Keehner / Aura Reinhard / Jack Kelleher
(212) 355-4449
dbrg-jf@joelefrank.com